EXHIBIT 10.20

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made this 10th day of November, 1997, by and between Condor Worldwide, Ltd., with offices located 328 Bay Street, Nassau, Bahamas ("Consultant"), and IPVoice Communbications, Inc. a Delaware corporation with offices located at 10724 West Ontario Place. Littleton, Colorado, 80127 ("Client").

                                    RECITALS

A. Consultant, and its network of professionals, is experienced in providing assistance with international telecommunication sales and marketing management, and other related corporate advisory services and assistance to telecommunications business organizations, institutions and firms;

B.   Client is planning on becoming a publicly traded corporation;

C. Client wishes to engage the services of Consultant and its network of professionals to include Client within the select and limited group of clients for which Consultant and the professionals provide various business managerial and consulting services;

D. Consultant agrees to be retained for the foregoing purposes for which Consultant has the requisite skills, abilities and qualifications, subject to the terms and conditions provided herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Client and Consultant agree as follows:

1.   Recitals

The foregoing recitals are true and correct and are incorporated herein by this reference.

2.   Engagement of Consultant

Client hereby appoints Consultant and Consultant's professionals (Consultant's Professionals") to be its business and managerial, and advisor and hereby retain and employ Consultant, pursuant to the terms and conditions of the Agreement. Consultant accepts such appointment and agrees to perform the services pursuant to the terms and conditions of the Agreement.


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3.   Terms of Agreement

This Agreement shall have an initial term of six years (the "Initial Term") commencing February 10, 1998 and shall not extend beyond the Initial Term unless the parties enter into a separate and independent written agreement. The parties agree not to terminate this Agreement pursuant to this section unreasonably or in bad faith.

4.   Duties of the Consultant

Condor Worldwide, Ltd. Client retains Consultant to assist Client with Client's international acquisitions and mergers by providing the services of Consultants and other professionals, such services to include the review of present sales and marketing management and the recommendation of means of expanding Client's customer base and otherwise improving Client's sales and marketing strategy and corporate image generally. Specifically, Consultant agrees to provide the following services related to sales, marketing and public relations:

     A. acting as advisor to Client with respect to international sales management, corporate activities, such as planning, designing, developing, organizing, writing and distributing sales materials and information;

     B. receive, manage, and respond to all incoming sales inquiries from or pertaining to Client's international customers;

     C. assist with all sales management meetings including the preparation of agendas, documents, materials, and presentations to be presented at such meetings;

     D. assist in the planning, preparation and distribution of marketing materials, news releases, and related matters pertaining to marketing of IPVoice products;

     E. assist Client to make Client and Client's management, products and activities known to appropriate international customers, and to seek out new business acquisitions, which are consistent with Client's strategic growth plan;

The entirety of the services to be provided by Consultant pursuant to this Subsection 4.A, shall hereinafter collectively be referred to as the "Condor Services".


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5.   Duties of the Client

(a) On a regular and timely basis, Client shall provide Consultant and Consultant's designees with all approved data and pertinent information about Client and Client's management, products and operations. Client shall advise Consultant of any facts which would affect the accuracy of any prior data or information provided Consultant or Consultant's Professionals by Client.

(b) Client shall use its best efforts to promptly provide Consultant and Consultant's Professions with full and complete copies of all product and marketing literature and details; and copies of all product/service brochures, sales materials, etc.

6.   Representation and Indemnification

(a) Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which Client supplies to Consultant or Consultant's Professionals, and Client acknowledges its awareness that Consultant and Consultant's Professional will rely on such continuing representation in disseminating such information and otherwise performing its technical functions.

(b) Consultant, in the absence of written notice from Client, may rely upon the continuing occurrence of material information and data supplied by Client.

(c) Client hereby agrees to indemnify Consultant against, and to hold Consultant harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising from Consultant's reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if, the facts, materials, information and data was provided to Consultant by Client.

7.   Compensation

A. Condor Services. For Condor services rendered, Client shall pay Consultant and/or Consultant's designee(s) in the form of free trading common stock of Client (the "Common Stock"" issued pursuant to Rule 504 or registered pursuant to a Form S-8 registration statement or similar registration statement, as follows:

B. Upon the listing of IpVoice on the over-the-counter bulletin board (OTC: BB). Client shall convey or cause to be conveyed to Consultant or Consultant's designee(s) six hundred thousand (600,000) shares of Client's free trading common stock;

C. Client shall convey or cause to be conveyed to Consultant or Consultant's designee(s) monthly compensation comprised of five thousand (5,000) dollars, such payments to be made on or before the first (1st) calendar day of each, month commencing December 1997.

The Common Stock to be issued to Consultant and/or Consultant's designee(s) pursuant to this Subsection 7.A., shall be duly issued, fully paid and nonassessable upon its conveyance to Consultant and or Consultant's designee(s).


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If Client should request  Consultant to perform othjer  services not included in the Services listed in Section 4 herein. Client shall compensate Consultant or consultant's designee(s) as may be agreed to by the parties in connection with those specific services.


8.   Best Efforts Basis

The parties agree that they individually and separately shall at all times faithfully and to the best of their experience, ability, and talents, perform all the duties that may be required of and from each other pursuant to the terms of this Agreement. Consultant does not guarantee or warrant that its efforts shall have any impact on Client's business or that any subsequent financial improvement shall have any impact on Client's business or that any subsequent financial improvement shall result from Consultant's efforts.

9.   Client's Right to Approve Consultant's Actions

Client expressly retains the right to approve, in its sole discretion, the sales and marketing services provided by Consultant that involves Client, including with limitation, all sales activities and marketing materials. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client. Client agrees not to withhold its approval pursuant to this section unreasonably.

10.  Costs and Expenses

Consultant shall be responsible for paying all daily and ordinary expenses incurred during and in relation to Consultant's performance under this Agreement including, but not limited to, ordinary phone, fax, delivery, and copying expenses. Client agrees to pay for all extraordinary expenses, if any, incurred by Consultant in relation to Consultant's performance under this Agreement, including without limitation, long distance travel expenses for any trips exceeding fifty (50) miles taken on behalf of Client, and printing costs; provided that Consultant must obtain Client's written approval of all such costs and expenditures prior to incurring them.

11.  Consultant is Not an Agent

Consultant obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliate, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliated and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.





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12.  Non-Exclusive Services

Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant shall advise Client of Consultant's positions with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

13.  Non-Circumvention of Consultant

Client agrees, represents and warrants hereby that it will not circumvent Consultant with respect to any prospective customer introduced by Consultant to Client nor with respect to any transaction, merger, acquisition, or other business opportunity proposed by, assisted with or otherwise promoted by Consultant for the benefit of Client pursuant to the terms of this Agreement.

14.  Miscellaneous

A. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement is a valid and binding obligation of the parties hereto.

B. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party, where required hereunder, to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

D. Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the mails for transmittal by certified or registered mail, postage prepaid, when deposited with a courier such as Federal Express or the like, or when sent by facsimile transmission with a confirming copy by first class mail, provided that such communication is addressed:



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  In the Case of Consultant to:    Condor Worldwide, Ltd.
                                   Attn:    James K. Howson
                                   328 Bay Street
                                   Nassau, Bahamas

  In the case of Client:           Barbara Will
                                   President
                                   IPVoice Communications, Inc.
                                   10724 West Ontario Place
                                   Little Rock, CO 80127
                                   Telephone: (303) 933-1768
                                   Facsimile: (303) 933-5968

Or to such other person or address designated by the parties hereto to receive notice. Any such notice shall be deemed received the earlier of actual receipt or five (5) business days following deposit of the same.

F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

G. Entire Agreement. This instrument and the exhibits hereto contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement and no other prior written or oral statement or agreement shall be recognized or enforced. This agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Delaware. Any legal action brought hereunder shall be properly commenced and venue shall lie only in a state or federal court of competent jurisdiction located in the State of Delaware.

J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorneys fees from the other party. The attorneys fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.



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L. Mutual  Cooperation.  The parties  hereto shall  cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

M. Further Actions. At any time, and from time to time, each party hereto agrees to take actions and to execute and deliver documents, at its own expense, as may be reasonably necessary to effectuate the purposes of this Agreement.

N. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

P. Confidentiality. Client and Consultant agree that all non-public information furnished and to be furnished pursuant to this Agreement shall be held in strict confidence and shall not without prior written consent of the respective party, be disclosed in any manner whatsoever, in whole or in part, and shall not be used by the other party for any purpose other than fulfilling the terms of this Agreement detailed herein. The term "information" shall include, but is not limited to, all documents, contracts, memoranda, customer names and lists, analyses, compilations, data studies, financial data and other materials and information exchanged hereunder.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date(s) written below.


Condor Worldwide, Ltd.

By:      /s/ James K. Howson                      Date: 10th November 1997.
-----------------------------
Name:    James K. Howson
Title:   Chairman and Chief Executive Officer


IPVoice Communications, Inc.

By:      /s/ Barbara S. Will                      Date:   11/10/1997
-----------------------------
Name:    Barbara S. Will
Title:   President and Chief Operating Officer




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                                    AMENDMENT

         THIS AMENDMENT dated the 29th day of July 1998, by and between IPVoice Communications, Inc., a Nevada Corporation with offices at 5901 South Middlefield Road, Suite 100, Littleton, Colorado 801123 ("Client") and Condor Worldwide, Ltd., with offices located at 328 Bay Street, Nassau, Bahamas ("Consultant"), stipulates the following:

         Consultant agrees to waive all rights, title and interest in item 7(A) (illegible) of THE CONSULTING AGREEMENT made on the 10th day of November 1997, which states:

         "Upon the listing of IPVoice on the over-the-counter bulletin board, (OTC:BB), Client shall convey or cause to be conveyed to Consultant or Consultant's designee(s) six hundred thousand (600,000) shares of Client's free trading common stock."

         Consultant makes no claim for such shares.


CONDOR WORLDWIDE, LTD                        IPVoice Communications, Inc.

By:/s/ James K. Howson                       By: /s/ Barbara S. Will
----------------------------------           ----------------------------------
James K. Howson                              Barbara S./ Will
                                             President